EURO DOT, Inc.
5830 East Second Street
Plaza 7000, Suite 3205
Casper, WY 82609

EURO DOT LOGISTICS a.s.
Svetova 523/1
180 00 Prague
Czech Republic

contact@eurodotlogistics.com

EXHIBIT 1

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

EURO DOT INC.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **16th** day of **March**, **2021** at **9:28 PM.**

Remainder intentionally left blank.

Edward A. Buchanan

Secretary of State

Filed Date: 03/16/2021

Filed Online By:

LOVETTE DOBSON

on 03/16/2021

STATE *of* WYOMING
STATEMENT *and* RESIGNATION *of the* INCORPORATOR
A STOCK/PROFIT CORPORATION

The undersigned, the Incorporator of **EURO DOT INC.**, who signed and filed its Articles of Incorporation (or similar organizing document) with the Wyoming Secretary of State (or other appropriate state office), appoints the following individuals to serve as directors of the corporation, who shall serve as directors until the first meeting of shareholders for the election of directors and until their successors are elected and agree to serve on the board:

Name and address of each initial director:

DAVID STYBR
PO BOX 366 , 5535 BULL CREEK RD
TARENTUM, PA 15084

Additionally, the undersigned does hereby tender his/her resignation as Incorporator for the Corporation, and from any and all involvement with, control of, or authority over the Corporation, real or perceived, effective immediately.

Dated: March 17th, 2021

Lovette Dobson

Lovette Dobson, Incorporator

Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

LEGALINC CORPORATE SERVICES INC., whose registered office is located at **5830 E 2nd St Ste 8, Casper, WY 82609**, voluntarily consented to serve as the registered agent for **EURO DOT INC.** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *LOVETTE DOBSON* Date: **03/16/2021**

Print Name: **LOVETTE DOBSON**

Title: **INCORPORATOR**

Email: **EFILE1234@INCFILE.COM**

Daytime Phone #: **(888) 462-3453**